                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Payless ShoeSource, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                           [Payless ShoeSource Logo]
                          3231 SOUTH EAST SIXTH AVENUE
                              TOPEKA, KANSAS 66607

                                                                  April 19, 2000

Dear Fellow Shareowner,

     On behalf of the Board of Directors and Management of Payless ShoeSource, Inc., I cordially invite you to attend the Annual Meeting of Shareowners at the Washburn University Bradbury Thompson Center, on the corner of 17th Street and Jewell Avenue, Topeka, Kansas on Friday, May 26, 2000, at 10:00 a.m., Central Daylight Saving Time. At the meeting, you will hear a report on the Company's progress in 1999, our strategies for the future, and you will have a chance to meet the Company's directors and executives. In addition, we will conduct the following business:

     - Elect two directors, each for a three-year term

     - Ratify the appointment of Arthur Andersen LLP as independent accountants for fiscal year 2000

     - Conduct other business, if properly raised

     In the following pages you will find the formal notice of the meeting and the proxy statement. The proxy statement provides more detail about the agenda and procedures for the meeting and includes biographical information about the director candidates.

     Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope or vote via the Internet as indicated on the proxy card and instructions. To attend the meeting in person, please follow the instructions on page 1.

     Thank you for your investment in Payless ShoeSource.

                                          Sincerely,

                                          /s/ Steven J. Douglass
                                          Steven J. Douglass
                                          Chairman of the Board and Chief
                                          Executive Officer

DIRECTIONS TO WASHBURN UNIVERSITY BRADBURY THOMPSON CENTER

     The Bradbury Thompson Center is located on the Washburn University Campus on the southwest corner of 17th Street and Jewell Avenue. The Annual Meeting will be held in the Ruth Garvey Fink Room, First Floor of the Bradbury Thompson Center.

     Parking is available for you in Parking Lots 10 and 11. From the parking lot, you may enter the Bradbury Thompson Center from the south or east entrances.

                                     [MAP]

                           [Payless ShoeSource Logo]

       NOTICE OF PAYLESS SHOESOURCE, INC., ANNUAL MEETING OF SHAREOWNERS

     DATE:
           May 26, 2000

     TIME:
           10:00 a.m., Central Daylight Saving Time

     PLACE:
           Washburn University Bradbury Thompson Center
           Corner of 17th Street and Jewell Avenue
           Topeka, Kansas

     PURPOSES:
           Elect two directors, each for a three-year term
           Ratify the appointment of Arthur Andersen LLP as independent accountants for fiscal year 2000
           Conduct other business, if properly raised

     WHO MAY VOTE?
           Only Shareowners of record on April 19, 2000, may vote at the meeting.

     Your vote is important. Please promptly complete, sign, date and return your proxy card in the enclosed envelope. You may also vote via the Internet at HTTP://WWW.UMB.COM/PROXY. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.

                                          /s/ WILLIAM J. RAINEY
                                          William J. Rainey
                                          Secretary
April 19, 2000

                           [Payless ShoeSource Logo]

PROXY STATEMENT                                              GENERAL INFORMATION
PAYLESS SHOESOURCE, INC.

WHAT ARE THE PURPOSES OF THIS MEETING?

     The purposes of this meeting are to (i) elect two directors, each for a three-year term, (ii) ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal year 2000 and (iii) conduct other business, if properly raised.

WHO MAY VOTE?

     Shareowners of Payless ShoeSource, Inc., a Delaware corporation ("Payless" or the "Company"), as recorded in our stock register on April 19, 2000, may vote at the meeting.

HOW TO VOTE?

     You may vote in person at the meeting or by proxy. Proxies may be submitted either via United States Mail or the Internet at HTTP://WWW.UMB.COM/PROXY. We recommend you vote by proxy even if you plan to attend the meeting. If you attend the meeting, you may revoke your proxy and vote in person, if you wish to do so.

HOW DO PROXIES WORK?

     The Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You also may vote for or against the other proposals or abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the Management proposals.

WHY DID I RECEIVE MULTIPLE PROXY CARDS?

     You may receive more than one proxy or voting instruction card depending on how you hold your shares. You will receive a proxy card for shares registered in your name. Payless employees will receive voting instruction cards for the aggregate number of shares they hold in the Company's profit sharing plan and for shares held by the employee stock purchase plan. If you hold shares through someone else, such as a stockbroker, you may also get material from them asking how you want to vote.

HOW DO I REVOKE MY PROXY?

     You may revoke your proxy before it is voted by submitting a new proxy card with a later date or subsequently voting via the Internet. Record holders may also revoke their proxy by voting in person at the meeting or by notifying the Company's Secretary in writing at the address listed under "Questions" on page 16.

WHAT IS A QUORUM?

     In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy. Shares owned by Payless' affiliates are not voted and do not count for this purpose.

HOW MANY VOTES ARE NEEDED?

     The director candidates receiving the most votes will be elected to fill the seats on the Board. The other Management proposal will pass if a majority of the votes cast on that proposal are in favor of it. We count abstentions and broker non-votes to determine if a quorum is present, but not to determine if a proposal passes. When a broker returns a proxy, but does not have authority to vote on a particular proposal, we call it a "broker non-vote."

WHO MAY ATTEND THE MEETING?

     Only Shareowners, their proxy holders and the Company's guests may attend the meeting. The lower half of your proxy or voting instruction card is your admission ticket. Please bring the admission ticket with you to the meeting.

     If you hold your shares through someone else, such as a stockbroker, send proof of your ownership to the Secretary at the address listed under "Questions" on page 16, and we will send you an admission ticket. Alternatively, you may bring proof of ownership with you to the meeting. Acceptable proof could include an account statement showing that you owned Payless shares on April 19, 2000.
                           -------------------------

    This Proxy Statement and the enclosed form of proxy are being mailed to
                                  Shareowners
                          on or about April 21, 2000.

                       PROPOSAL I: ELECTION OF DIRECTORS

PROPOSAL I ON THE ACCOMPANYING PROXY CARD.

DIRECTORS AND NOMINEES FOR DIRECTORS

     The Board currently consists of eight Directors divided into three classes serving staggered terms. Six of the Company's current Directors are serving in two classes with terms that continue beyond the Annual Meeting, and they are not subject to election at the Annual Meeting. Two Directors, Ms. Mylle B. Mangum and Mr. Robert L. Stark, serve in a class with a term that expires at the Annual Meeting, and these Directors are nominees of the Board for reelection at the Annual Meeting. If elected at the Annual Meeting, each of Ms. Mylle B. Mangum and Mr. Robert L. Stark will serve a term of three years to expire at the Annual Meeting of Shareowners to be held in the year 2003 or until his or her successor is elected and qualifies.

     Messrs. Thomas A. Hays, Michael E. Murphy and Daniel Boggan Jr. have terms expiring at the 2001 Annual Meeting of Shareowners and Messrs. Steven J. Douglass, Howard R. Fricke and Ken C. Hicks, have terms expiring at the 2002 Annual Meeting of Shareowners.

     Each nominee has consented to being named as a nominee and to serve, if elected. If any nominee should subsequently become unavailable for election, the holders of proxies may, in their discretion, vote for a substitute or the Board may reduce the number of Directors to be elected.

     Further information concerning the nominees for election as Directors at the Annual Meeting and the continuing Directors, including their employment during at least the past five years, appears below.

     DIRECTORS SUBJECT TO ELECTION:

     MYLLE B. MANGUM is 51 years old and has served as Chief Executive Officer of MMS Incentives LLC since June 1999. Prior to her association with MMS Incentives LLC, she served as President-Global Payment System and Senior Vice President-Expense Management and Strategic Planning for CWT Holdings, Inc. (1997 to 1999). She was previously Executive Vice President-Strategic Management for Holiday Inn Worldwide (1992 to 1997). Ms. Mangum was previously employed with BellSouth Corporation as Director-Corporate Planning and Development (1986 to
1992). She is a director of Reynolds Metals Company, Scientific-Atlanta, Inc. and Haverty Furniture Companies, Inc. Ms. Mangum has served as a Director of Payless since November 20, 1997.

     ROBERT L. STARK is 66 years old and was Dean of The Edwards Campus at the University of Kansas from 1993 until his retirement in August 1997. Prior to his becoming Dean, Mr. Stark was employed by Hallmark Cards, Inc. for 35 years in several capacities, including: Executive Vice President and President of the Personal Communication Group; Senior Vice President and Group Vice President of Hallmark; and President of Hallmark Canada. Mr. Stark served as a director of Hallmark from 1976 to 1993. Mr. Stark has served as a Director of Payless since April 30, 1996.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PAYLESS COMMON STOCK VOTE IN FAVOR OF ALL OF THE ABOVE NOMINEES.

     CONTINUING DIRECTORS:

     DANIEL BOGGAN JR. is 54 years old and has served as Senior Vice President of The National Collegiate Athletic Association (the "NCAA") since August 1998. He joined the NCAA in 1994 as Group Executive Director for Education Services and served as Chief Operating Officer from January 1996 to August 1998. Prior to his tenure with the NCAA, Mr. Boggan served as Vice Chancellor of the University of California (1986-1994) and City Manager of Berkeley, California (1982-1986). Mr. Boggan is a director of The Clorox Company and Administar Federal. Mr. Boggan has served as a Director of Payless since September 18, 1997.

     STEVEN J. DOUGLASS is 50 years old and has served as Chairman of the Board and Chief Executive Officer of Payless since May 4, 1996, the date on which the Payless Common Stock was distributed in a spin-off by The May Department Stores Company ("May") to its Shareowners (the "Spin-off"). Mr. Douglass served as Chairman and Chief Executive Officer of Payless from April 1995 to the Spin-off. He joined Payless in 1993 and served as Senior Vice President/Director of Retail Operations from 1993 to January 1995 and as Executive Vice President/Director of Retail Operations from January 1995 to April 1995. Prior to his association with Payless, Mr. Douglass held several positions at divisions of May, serving as Chairman of May Company, Ohio (1990-1993) and Senior Vice President and Chief Financial Officer of J.W. Robinsons (1986-1990). Mr. Douglass is a director of The Security Benefit Group of Companies. Mr. Douglass has served as a Director of Payless since April 30, 1996.

     KEN C. HICKS is 47 years old and has served as President of Payless since January 28, 1999. Before joining Payless, he was Executive Vice President and General Merchandise Manager for Home Shopping Network, Inc. Prior to his association with Home Shopping Network, Inc., Mr. Hicks held several positions with May serving as Senior Vice President and General Merchandise Manager of Foley's Department Stores (1995-1998), Senior Vice President and General Merchandise Manager for May Merchandising Company (1990-1995) and as Senior Vice President of Strategic Planning for May (1987-1990). Mr. Hicks has served as a Director of Payless since January 28, 1999.

     HOWARD R. FRICKE is 64 years old and has been Chairman of the Board and Chief Executive Officer of The Security Benefit Group of Companies since 1988. Mr. Fricke also serves as a director of The Security Benefit Group of Companies and ONEOK, Inc. Mr. Fricke has served as a Director of Payless since April 30, 1996.

     THOMAS A. HAYS is 67 years old and is the former Deputy Chairman of May. He served in such capacity from 1993 through April 1996. He also served as a director of May from 1983 through 1996. Mr. Hays joined May in 1969 in the finance and operations areas. From 1972 to 1984, he served as Chairman, President or Chief Executive Officer of several operating divisions of May. Mr. Hays was named Vice Chairman of May in 1982 and President in 1985. Mr. Hays is also a director of Ameren Corporation and Leggett & Platt, Incorporated. Mr. Hays has served as a Director of Payless since April 30, 1996.

     MICHAEL E. MURPHY is 63 years old and is the former Vice Chairman and Chief Administrative Officer of Sara Lee Corporation ("Sara Lee"). He served in such capacity from 1994 through 1997. In addition, he served as a director of Sara Lee from 1979 through October 1997. Mr. Murphy joined Sara Lee in 1979, serving as Executive Vice President and Chief Financial and Administrative Officer (1979-1993) and as Vice Chairman and Chief Financial and Administrative Officer (1993-1994). Mr. Murphy is a member of Chicago Committee of the Chicago Council on Foreign Relations and a director of American General Corporation, Bassett Furniture Industries, Inc., True North Communications, Inc., Northwestern Memorial Corporation (university hospitals), Civic Federation, Big Shoulders Fund and Jobs for Youth, Chicago Cultural Center Foundation, Chicago's Lyric Opera and GATX Corporation. Mr. Murphy is also a member of the Board of Trustees of Northern Funds (a family of mutual funds). Mr. Murphy has served as a Director of Payless since April 30, 1996.

THE BOARD AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held a total of 14 meetings during fiscal 1999. No Director attended less than 75% of the aggregate of (i) the total number of board meetings held during the period for which such director held such office and (ii) the total number of meetings held by all Board committees on which such director served during the periods that such director served.

     The Board has two committees: an Audit and Finance Committee (the "Audit and Finance Committee") and a Compensation and Nominating Committee (the "Compensation Committee").

     Compensation of Directors. Management directors are not entitled to additional compensation for their service as a Director, attendance at Board or committee meetings or at meetings of the Shareowners. Under the Company's Restricted Stock Plan for Non-Management Directors, each Director who is not an officer of Payless receives 1,000 shares of Payless Common Stock upon joining the Board. As of the date of each annual meeting, non-management directors also are awarded an annual fee of $35,000 payable in Payless Common

Stock and cash compensation of $5,000. All such shares of Payless Common Stock are subject to restrictions on transferability and to forfeiture. For 1999, the annual fee of $35,000 was paid as 684 shares of Payless Common Stock per non-management director, as determined based upon the arithmetic average of the high and low trading prices of the shares on the date of the annual meeting, May 28, 1999. The cash portion of the annual fee vests one-fifth on the date of each regular meeting of the Board following the annual meeting. Non-management directors are also paid $1,000 in cash per meeting for attending more than twelve meetings (Board and committee) in a year. Non-management directors may elect to defer all or any portion of their compensation under the Deferred Compensation Plan for Non-Management Directors of Payless. Effective with the 2000 Annual Meeting of Shareowners, the cash portion of non-management director's compensation will increase to $15,000 and no additional compensation will be paid based upon the number of meetings attended.

     The Restricted Stock Plan for Non-Management Directors referred to above provides for the issuance of not more than 300,000 shares of Payless Common Stock, subject to adjustment for changes in the Company's capital structure. Initial grant shares vest 20% per year over a five year period following the date of grant. The annual retainer shares vest one-half on November 1 following the date of the grant (annual meeting date) and one-half on May 1 following the date of the grant. Shares awarded under the plan may not be sold during a person's tenure as a Director. The Restricted Stock Plan for Non-Management Directors may not be amended in a manner that would increase the number of shares of Payless Common Stock issuable thereunder, change the class of persons eligible to participate thereunder or otherwise materially increase benefits or modify eligibility requirements without shareowner approval.

     The Deferred Compensation Plan for Non-Management Directors referred to above allows each Director to defer receipt of any fee received for services as a Director, whether payable as restricted stock or cash, until after the calendar year in which the person ceases to serve as a Director.

     Audit and Finance Committee. The Audit and Finance Committee recommends to the Board the firm of independent public accountants to audit the Company's financial statements, the proposed engagement arrangements for the independent public accountants for each fiscal year and the advisability of having the independent public accountants perform consulting or other special projects, make specified studies and reports regarding auditing matters, accounting procedures, tax or other matters. The Audit and Finance Committee reviews results of the audit for each fiscal year, such accounting policies of the Company as are deemed appropriate for review by the Audit and Finance Committee, the coordination between the independent public accountants and auditors and the Company's internal auditing group, the scope and procedures of the Company's internal audit work and the quality and composition of the Company's internal audit staff. The Audit and Finance Committee is responsible for reviewing and making recommendations to the Board with respect to matters such as the following: the financial policies of the Company; debt ratings, short-term versus long-term debt positions; debt-to-capitalization ratios; fixed charge coverage; working capital and bank lines; dividend policy; the long-range financial plans of the Company; the Company's capital expenditure program, including rate of return standards and evaluation methods; specific debt and/or equity placement activities; external financial relationships with investment bankers, commercial bankers, insurance companies, etc.; financial public relations and communication programs; profit sharing plan investments; financial aspects of proposed acquisitions and/or divestitures; and the Company's insurance and risk management program. The members of the Audit and Finance Committee, during the 1999 fiscal year, were Messrs. Murphy (Chairman), Stark and Fricke, each of whom was an independent director as required by the rules of the NYSE. During the 1999 fiscal year, the Audit and Finance Committee met five times.

     Compensation and Nominating Committee. The functions of the Compensation Committee include such matters as considering and recommending to the Board and the Company's management the overall compensation programs of the Company, reviewing and approving the compensation payable to the senior management personnel of the Company and reviewing and monitoring the executive development efforts of the Company to assure development of a pool of management and executive personnel adequate for orderly management succession. The Compensation Committee reviews significant changes in employee benefit plans and stock related plans; serves as the "Committee" under the Company's profit sharing plans, stock incentive plan, stock appreciation and phantom stock plan for international employees, executive incentive compensa-tion plans for the Company executives, supplementary retirement plan and deferred compensation plan; and identifies and recommends candidates for Directors of the Board, members of committees and the successor to the chief executive officer. The Compensation Committee considers suggestions as to nominees for Directors from any source, including any shareowner. To potentially be brought before the 2001 Annual Meeting, the recommendation must be in writing, submitted to the Corporate Secretary of Payless at 3231 South East Sixth Avenue, Topeka, Kansas, 66607, at least 75 and not more than 90 days prior to the 2001 Annual Meeting, and otherwise comply with the terms of the Company's Bylaws. The members of the Compensation Committee during the last fiscal year were Messrs. Hays (Chairman) and Boggan and Ms. Mangum, each of whom was a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). During the 1999 fiscal year, the Compensation Committee met five times.

     The Board may, from time to time, establish certain other committees to act on behalf of the Board of Directors.

COMPENSATION AND NOMINATING COMMITTEE REPORT

     The Compensation Committee (the "Committee") reviews and approves, among other things, the compensation payable to each of the executive officers named in the Summary Compensation Table on page 10.

     Compensation Philosophy. The Company's basic compensation philosophy is that the compensation program should:

     1) attract, retain and motivate highly qualified executives;

     2) be competitive;

     3) align the executive's compensation with the Company's objectives; and

     4) be related to the value created for shareowners.

     Compensation for executive officers is comprised of a base salary, bonus opportunities and long-term stock incentives. The Committee regularly reviews compensation based on the Company's compensation philosophy, the performance of Payless and competitive practices. As part of its review of competitive pay levels, the Committee looks at the base salary levels, annual bonus levels and long-term incentives of a broad group of companies, including some of the companies in the peer groups represented in the Stock Price Performance graphs on page 9, and other retail companies of similar size to Payless (the "survey companies").

     Base Salary. Base salaries are targeted at approximately the 50th percentile of base salaries for comparable executive officer positions at the survey companies. The Committee annually reviews and adjusts base salaries based on the Committee's discretionary assessment of each individual executive's performance and competitive pay levels. Base salaries for all executive officers increased an average of 7.1 percent during fiscal 1999, excluding executive officers with the Company less than one year.

     Bonus Opportunities. The Executive Incentive Compensation Plan (the "EICP") and the Executive Incentive Compensation Plan for Business Unit Management (the "EICP for Business Unit Management") provide an opportunity for all executive officers to earn bonuses based on both annual and long-term results. Both the annual and long-term bonus opportunities are targeted at approximately the 65th percentile of the bonus opportunities for comparable positions at the survey companies for targeted above-market performance. Executive officers are eligible to receive annual cash awards for individual fiscal years and long-term cash awards for long-term performance periods of three years. The long-term performance period covers fiscal 1997-1999, except for executive officers who first became eligible to participate in the EICP during the then current long-term performance period. For the first year of eligibility to participate in the EICP, the long-term performance period is the then current fiscal year; for the second year of eligibility, the long-term performance

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

period will consist of the then current fiscal year plus the prior year; and for the third year of eligibility, the long-term performance period will be the full three-year period.

     EICP. The annual and long-term awards are based upon attaining earnings per share ("EPS") targets and return on net assets ("RONA") performance standards relating to Payless as a whole. Awards are subject to automatic upward or downward adjustment to reflect the Company's performance in EPS growth and RONA as compared to a group of peer companies designated in advance by the Committee. The relative rank adjustment varies depending on the number of peer companies designated by the Committee. For long-term performance periods beginning prior to fiscal 1999, the Committee designated the 17 peer companies comprising Peer Group 1 used in the Stock Price Performance graph ("Peer Group 1"). For Peer Group 1, if Payless ranks first through fifth, the award for that measure is not less than the target level; if Payless ranks sixth through ninth, the award for that measure is not less than threshold level; and if Payless ranks fourteenth through eighteenth, award for that measure is not more than threshold level.

     For annual and long-term performance periods beginning in fiscal 1999, the Committee determined that the group of peer companies used for comparison purposes under the EICP should be changed to more closely reflect the Company's size and business. The new group of peer companies consists of the following 14 companies ("Peer Group 2"): The Gap, Inc., The Limited, Inc., Ross Stores, Inc., The TJX Companies, Inc., Brown Shoe Company, Inc. (formerly known as Brown Group, Inc.), Footstar, Inc., Genesco Inc., Shoe Carnival, Inc., The Finish Line, Inc., Venator Group, Inc., Target Corporation (formerly known as Dayton Hudson Corporation), Dollar General Corporation, Family Dollar Stores, Inc., and Wal-Mart Stores, Inc. At the beginning of fiscal 1999, Peer Group 2 consisted of 16 companies, however, Just for Feet, Inc. was removed because of its bankruptcy and Nine West Group Inc. was removed because of its merger with Jones Apparel Group Inc. The Committee, however, deemed it appropriate to include Just for Feet, Inc. in calculating the 1999 Annual Bonus under the EICP. For Peer Group 2, if Payless ranks first through fourth, the award for that measure is not less than the target level; if Payless ranks fifth through seventh, the award for that measure is not less than threshold level; and if Payless ranks twelfth through fifteenth, the award for that measure is not more than threshold level. In each case, the Company's relative rank is determined based on data reviewed by the Company's independent public accountants.

     The long-term award is also subject to an automatic upward (up to 50%) or downward (up to 25%) adjustment based on the performance of the Company's Common Stock price over the long-term performance periods. For this purpose, the performance of the Company's Common Stock is based on the difference between the average closing price of the Company's Common Stock on the NYSE during the month of February of the calendar year in which a long-term performance period begins and the average closing price of the Company's Common Stock during the month of February of the calendar year in which such long-term performance period ends.

     The annual award for fiscal 1999 could have ranged between 0% and 75% of base salary for the CEO, between 0% and 62.5% of base salary for the Vice Chairman and the President and between 0% and 45% of base salary for the other executive officers named in the Summary Compensation Table. For fiscal 1999, the threshold annual award was 25% of base salary for the CEO, 20.83% of base salary for the Vice Chairman and the President and 15% of the base salary for the other executive officers named in the Summary Compensation Table. The target annual award for fiscal 1999 was 50% of base salary for the CEO, 41.67% of base salary for the Vice Chairman and the President and 30% of base salary for the other executive officers named in the Summary Compensation Table.

     The long-term award for fiscal 1999 could have ranged between 0% and 50% of average base salary over the long-term performance period for the CEO, between 0% and 41.67% of average base salary over the long-term performance period for the Vice Chairman and the President and between 0% and 30% of average base salary over the long-term performance period for the other executive officers named in the Summary Compensation Table. For fiscal 1999, the threshold long-term award was 16.67% of average base salary over the long-term performance period for the CEO, 13.89% of average base salary over the long-term performance period for the Vice Chairman and the President and 10% of average base salary over the long-term performance period for the other executive officers named in the Summary Compensation Table, and the target long-term award was 33.33% of average base salary over the long-term performance period for the CEO, 27.78% of average base salary over the long-term performance period for the Vice Chairman and the President and 20% of average base salary over the long-term performance period for the other executive officers named in the Summary Compensation Table. All long-term awards are subject to the adjustment described above regarding stock price performance over the long-term period. The awards for the executive officers named in the Summary Compensation Table may also be adjusted downward on a discretionary basis by the Committee.

     For the annual performance period, the Company's performance was between the threshold and the target performance level for both EPS and RONA. The Company's rank relative to the companies comprising Peer Group 2 (and including Just for Feet, Inc.) was tenth with respect to annual RONA, and fourteenth with respect to annual EPS growth. Therefore, the payout for annual EPS growth was adjusted to the threshold level and no adjustment was made for annual RONA based on the Company's relative rank. For the three-year "long-term" performance period, fiscal 1997 to 1999, the Company's performance was between threshold and target performance levels for EPS and exceeded the maximum performance level for RONA. The Company's rank relative to the Companies comprising Peer Group 1 was thirteenth with respect to long-term RONA and tenth in respect to long-term EPS growth. Therefore, no adjustment was made for either long-term EPS growth or long-term RONA based on the Company's relative rank to the companies comprising the Peer Group 1. The price of the Company's Common Stock increased by $2.01 for the three-year "long-term" performance period above, resulting in an 5.2% increase in long-term bonuses.

     For Mr. Hicks and other officers with a one-year long-term performance period, the Company's performance was between the threshold and target performance levels set by the Committee for both EPS and RONA. The Company's rank relative to the companies comprising Peer Group 2 (and including Just for Feet, Inc.) was tenth with respect to RONA and fourteenth with respect to EPS growth. Therefore, the payout for long-term EPS growth was adjusted to the threshold level and no adjustment was made for long-term RONA based on the Company's relative rank. For the one-year long-term performance period, the price of the Company's Common Stock decreased by $13.07 resulting in a 24.3% decrease in long-term bonuses.

     The above performance resulted in the following annual and long-term bonus awards:

                                                         ANNUAL BONUS AWARD            LONG-TERM BONUS AWARD
                                                     (PERCENTAGE OF BASE SALARY)    (PERCENTAGE OF BASE SALARY)
                                                     ---------------------------    ---------------------------
CEO..............................................               31.3%                          42.9%
Vice Chairman....................................               26.1%                          35.8%
President........................................               26.1%                          13.1%

Each other Executive Officer participating in the
EICP with a three-year long-term performance
period...........................................               18.7%                          25.8%

Each other Executive Officer participating in the
EICP with a one-year long-term performance
period...........................................               18.7%                           9.5%

     EICP for Business Unit Management. The EICP for Business Unit Management is modeled after the EICP and provides an opportunity for management employees of the Company and its subsidiaries who manage separate business units to earn bonuses based on both annual and long-term results of their business unit. The annual and long-term awards are based upon attaining annual earnings growth and RONA performance standards for a given business unit. The long-term award is also subject to an automatic upward (up to 50%) or downward (up to 25%) adjustment based on the performance of the Company's Common Stock price over the long-term performance periods.

     Long-Term Stock Incentives. The Company may provide for long-term stock incentives with stock options, restricted stock, stock appreciation rights, phantom stock and performance units, which are designed to attract, retain and motivate management associates and relate their compensation directly to the performance of the Company's Common Stock. The mixture of such awards is determined by the Committee in its discretion. The Committee has adopted a program for long-term stock incentives through the year 2001 with the goals of retaining and motivating executives, providing rewards commensurate with growth in the value of the Company and aligning management interests more closely with those of the Company's Shareowners. As part of this policy, the Committee believes that the long-term incentives provided to the Company's executives should be targeted at approximately the 50th percentile of the long-term incentive opportunities for comparable positions at the survey companies. Consistent with the Company's compensation philosophy and because of the grants of options and restricted stock in 1997, no additional grants of options or restricted stock were made to the executive officers named in the Summary Compensation Table during fiscal 1999, other than the grants to Mr. Hicks pursuant to his employment agreement.

     CEO Pay. Based on the Company's compensation philosophy, effective May 2, 1999, the CEO's base salary increased to $750,000. The Committee noted that Mr. Douglass' compensation was below targeted levels.

     The CEO's bonus (both annual and long-term) for 1999 of $518,828 was determined entirely by the quantitative criteria set forth above.

     Executive Stock Ownership. Payless believes that it is important for every executive of Payless to establish and maintain an equity ownership interest in Payless that is significant relative to his or her base salary. Accordingly, in 1997, the Company adopted the following minimum stock ownership guidelines for senior management, including executive officers.

                              OWNERSHIP GUIDELINES

                                                            VALUE OF SHARES OF PAYLESS
                                                              COMMON STOCK OWNED AS
                        POSITION                            A MULTIPLE OF BASE SALARY
                        --------                            --------------------------
CEO.....................................................            5.0 Times
President...............................................            3.5 Times
Executive Vice President................................            2.0 Times
Senior Vice President...................................            1.5 Times
Vice President..........................................            1.0 Times

     These guidelines are expected to be attained by the later of 2004 or within seven years of appointment to one of the above positions. The stock ownership guidelines may be satisfied through direct ownership of shares of Payless Common Stock, including share equivalents under the Profit Sharing Plan and phantom stock under the Deferred Compensation Plan. Restricted shares of Payless Common Stock, however, are not taken into account until they vest.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. The Committee, however, may award non-deductible compensation in circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, and other uncertainties including but not limited to the Company's stock price, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

     Compensation and Nominating Committee:

Thomas A. Hays -- Chairman
Daniel Boggan Jr.
Mylle B. Mangum

STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total shareowner return on the Payless Common Stock against the cumulative returns of the Standard and Poor's Corporation Composite Index (the "S&P 500 Index"), Peer Group 1 and Peer Group 2, some of which are competitors and all of which were used in determining bonuses under the Company's performance based bonus plans.

                   COMPARISON OF 55-MONTH CUMULATIVE RETURNS
        OF THE COMPANY, THE S&P 500 INDEX, PEER GROUP 1 AND PEER GROUP 2 [LINE GRAPH]

                      COMPARISON OF 55-MONTH TOTAL RETURNS

                                                MAY 4, 1996    JANUARY 29, 2000
                                                -----------    ----------------
Payless.....................................      $100.00          $145.16
S&P 500.....................................       100.00           244.69
Peer Group 1................................       100.00           372.80
Peer Group 2................................       100.00           412.84

     The graph assumes $100 invested on May 4, 1996, (the date of the Spin-Off)in Payless Common Stock, in the S&P 500 Index, in Peer Group 1 and Peer Group 2, and assumes the reinvestment of dividends. Companies comprising Peer Group 1 are: Charming Shoppes, Inc., Circuit City Stores, Inc., Target Corporation (formerly known as Dayton Hudson Corporation), The Gap, Inc., The Home Depot, Inc., Kmart Corporation, The Limited, Inc., Lowe's Companies, Inc., The Pep Boys-Manny, Moe & Jack, Price/Costco, Inc., Sears, Roebuck and Company, The TJX Companies, Inc., Tandy Corporation, Toys "R" Us, Inc., Wal-Mart Stores, Inc., Venator Group, Inc., and Footstar, Inc.

     Companies comprising Peer Group 2 are: The Gap, Inc., The Limited, Inc., Ross Stores, Inc., The TJX Companies, Inc., Brown Shoe Company, Inc. (formerly known as Brown Group, Inc.), Footstar, Inc., Genesco Inc., Shoe Carnival, Inc., The Finish Line, Inc., Venator Group, Inc., Target Corporation (formerly known as Dayton Hudson Corporation), Dollar General Corporation, Family Dollar Stores, Inc., and Wal-Mart Stores, Inc. The Company believes Peer Group 2 more closely resembles the Company's business and size.

EXECUTIVE COMPENSATION

     The table below shows the compensation paid or accrued by the Company on behalf of the CEO and the Company's five other most highly compensated executive officers (determined as of the end of the last fiscal year) for the last three fiscal years ended January 29, 2000, January 30, 1999, and January 31, 1998, respectively or such shorter time as they were employed by Payless.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION AWARDS
                                                                         -----------------------------------------
                                         ANNUAL COMPENSATION                               SECURITIES    PAYOUTS
                                --------------------------------------                     UNDERLYING   ----------
                                                            OTHER                            STOCK      LONG-TERM
       NAME AND                              ANNUAL        ANNUAL          RESTRICTED       OPTIONS     INCENTIVE       ALL OTHER
  PRINCIPAL POSITION     YEAR   SALARY(1)   BONUS(2)   COMPENSATION(3)   STOCK AWARDS(4)      (#)       PAYOUTS(5)   COMPENSATION(6)
  ------------------     ----   ---------   --------   ---------------   ---------------   ----------   ----------   ---------------
Steven J. Douglass.....  1999   $731,250    $234,375       $68,282          $      0              0      $284,453       $  4,969
  Chairman of the        1998    656,250     173,003        50,558                 0              0       506,250          5,132
  Board and Chief        1997    600,000     450,000        52,007           568,750         92,000       450,000          8,571
  Executive Officer
Richard A. Jolosky.....  1999    333,333      86,833        88,559                 0              0       151,540          4,969
  Vice Chairman(7)       1998    487,500     106,800        86,771                 0              0       312,500          5,132
                         1997    450,000     281,250        90,927           386,750         64,000       281,250          8,571
Ken C. Hicks...........  1999    480,769     130,250                         319,500         65,000        65,710         62,575
  President
Duane L. Cantrell......  1999    365,385      70,313                               0              0        84,863          4,969
  Executive Vice         1998    320,000      49,985                               0              0       146,250          5,132
  President Retail       1997    301,150     137,250                         200,200         33,000       137,250          8,571
  Operations
Jed L. Norden..........  1999    289,500      54,938                               0              0        71,586          4,969
  Senior Vice President  1998    276,200      42,910                               0              0       125,550          5,132
  Human Resources        1997    267,800     120,500                         142,188         23,750       120,500          8,571
Ullrich E. Porzig......  1999    289,500      54,938                               0              0        71,586          4,969
  Senior Vice President  1998    276,200      42,910                               0              0       125,550          5,132
  Chief Financial        1997    267,800     120,500                         142,188         23,750       120,500          8,571
  Officer and Treasurer

-------------------------
(1) "Salary" reflects amounts paid to or deferred by the named executive officers during fiscal 1999. Annual salary changes for each of the named executive officers normally occur on May 1 of each year.

(2) "Annual Bonus" reflects the annual portion of the bonus paid under the Company's EICP. It also includes amounts deferred by the particular officer.

(3) "Other Annual Compensation" only includes amounts required to be reported under applicable SEC rules. For 1999, it includes for Mr. Douglass $21,536 of imputed income due to life insurance coverage paid by Payless, $14,661 of automobile allowance and $32,082 of imputed income due to personal use of an airplane owned by Payless; and for Mr. Jolosky $55,927 of imputed income due to life insurance coverage paid by Payless, $12,955 of automobile allowance and $19,677 of imputed income due to personal use of an airplane owned by Payless. For 1998, it includes for Mr. Douglass $14,156 of imputed income due to life insurance coverage paid by Payless, $15,475 of automobile allowance and $20,927 of imputed income due to personal use of an airplane owned by Payless; and for Mr. Jolosky $48,051 of imputed income due to life insurance coverage paid by Payless, $16,343 of automobile allowance and $22,377 of imputed income due to personal use of an airplane owned by Payless. For 1997, it includes for Mr. Douglass $14,112 of imputed income due to life insurance coverage paid by Payless, $16,803 of automobile allowance and $18,149 of imputed income due to personal use of an airplane owned by Payless; and for Mr. Jolosky $27,375 of imputed income due to life insurance coverage paid by Payless, $14,777 of automobile allowance and $46,386 of imputed income due to personal use of an airplane owned by Payless.

(4) The dollar value of restricted stock awards is equal to the average of the high and low prices of Payless Common Stock on the date of grant, multiplied by the total number of shares granted to the named executive officer. One-third of the shares awarded in 1997 vested on May 14, 1999, an additional one-third will vest on May 14, 2000, and the remaining one-third will vest on May 14, 2001. Restricted stock awards to Mr. Hicks vested one-half on February 11, 2000, and the other one-half will vest on February 11, 2001. The aggregate number of shares of restricted stock on which the restrictions have not lapsed and the value of such restricted stock owned by each of the named executive officers as of the end of fiscal year 1999 (at $41.1875 per share) was $343,215 for Mr. Douglass, representing 8,333 shares; $247,125 for Mr. Hicks, representing 6,000 shares; $120,803 for Mr. Cantrell, representing 2,933 shares; $85,794 for Mr. Norden, representing 2,083 shares; and $85,794 for Mr. Porzig, representing 2,083 shares. Dividends will be paid on restricted shares at the same rate paid to all Shareowners, if and when dividends are paid.

(5) "Long-Term Incentive Payouts" represents the long-term portion of the bonus paid under the Company's EICP. It includes amounts deferred by the particular officer. Prior to fiscal 1999, the long-term performance periods of the plan were being phased in so that the Fiscal 1997 long-term performance period covered fiscal 1996-1997, and the fiscal 1998 long-term performance period covered fiscal

    1996-1998. For Mr. Hicks, the long-term performance period of the EICP is being phased in and for fiscal 1999 consisted of fiscal 1999.

(6) "All Other Compensation" represents the Company's contribution to the named executive officer's account in the Company's profit sharing plan. In addition, in 1999 "All Other Compensation" included payments to relocate Mr. Hicks ($57,606).

(7) Mr. Jolosky served as President of the Company through January 28, 1999, and as Vice Chairman through September 30, 1999. Mr. Jolosky retired from the Company on September 30, 1999.

     The following table presents information with respect to options exercised in fiscal 1999 and exercised and unexercised options held by the named executive officers on January 29, 2000:

                AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SHARES OF PAYLESS
                                                           COMMON STOCK UNDERLYING           VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                              SHARES                           FISCAL-YEAR END              AT FISCAL-YEAR END(1)
                            ACQUIRED ON      VALUE       ----------------------------    ----------------------------
          NAME               EXERCISE       REALIZED     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
          ----              -----------    ----------    -------------    -----------    -------------    -----------
Steven J. Douglass......           0       $        0       64,750          135,375       $  257,780      $1,242,402
Richard A. Jolosky......      18,850          502,311            0                0                0               0
Ken C. Hicks............           0                0       65,000                0                0               0
Duane L. Cantrell.......           0                0       18,375           29,563           25,161         180,809
Jed L. Norden...........           0                0       13,750           25,000           25,161         181,687
Ullrich E. Porzig.......           0                0       13,750           17,500           25,161          75,484

-------------------------
(1) "In-The-Money Options" are options outstanding at the end of the 1999 fiscal year for which the fair market value of Payless Common Stock at the end of the 1999 fiscal year ($41.1875 per share) exceeded the exercise price of the options. Value is determined based on the difference between fair market value at the end of the 1999 fiscal year and the exercise price.

     Long-Term Awards. During the 1999 fiscal year, each of the named executive officers became eligible to receive a potential long-term cash award for the three fiscal years 1999, 2000 and 2001. The following table shows the maximum long-term cash awards payable to each of them for these long-term periods.

                 LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1999

                                                                              ESTIMATED MAXIMUM FUTURE
                                               PERFORMANCE OR OTHER PERIOD    PAYOUTS UNDER NON-STOCK
                   NAME                        UNTIL MATURATION OF PAYOUT       PRICE BASED PLAN(1)
                   ----                        ---------------------------    ------------------------
Steven J. Douglass.........................    Three Fiscal Year Period               $562,500
                                               (1999-2001) Ending 2/2/02
Richard A. Jolosky.........................    Three Fiscal Year Period                 69,444(2)
                                               (1999-2001) Ending 2/2/02
Ken C. Hicks...............................    Three Fiscal Year Period                312,500
                                               (1999-2001) Ending 2/2/02
Duane L. Cantrell..........................    Three Fiscal Year Period                168,750
                                               (1999-2001) Ending 2/2/02
Jed L. Norden..............................    Three Fiscal Year Period                131,850
                                               (1999-2001) Ending 2/2/02
Ullrich E. Porzig..........................    Three Fiscal Year Period                131,850
                                               (1999-2001) Ending 2/2/02

-------------------------

(1) Estimates are based on annual salaries as of January 29, 2000. Payouts may range from $0 to the "maximum" award value. The estimate above assumes that the individual remains eligible to participate throughout the long-term performance period, the maximum performance goals have been met, the Company's performance compared to Peer Group 1 or Peer Group 2, as applicable, is such that no downward adjustment is required for any award and that the stock price has increased sufficiently to result in the maximum stock price adjustment (all as described in the Compensation and Nominating Committee report on pages 5-8). Actual payouts will be based on performance and the executive's average annual salary rate during the applicable performance period. The maximum dollar amount of any such award for any executive for any long-term performance period is $1,500,000.

(2) Estimate was pro-rated based upon Mr. Jolosky's September 30, 1999, retirement.

     Profit Sharing Plans and Supplementary Retirement Plan. The Company's executive officers may participate in the Payless ShoeSource, Inc. 401(k) Profit Sharing Plan. Contributions to this plan are related to the Company's performance each year. Subject to Management's discretion each year, the Company expects to contribute 2.5% of its pretax net profits to this plan annually. Eligible employees are able to voluntarily contribute to the profit sharing plans on both a before-tax and after-tax basis under Section 40l(k) of the Code. Eligible employees are also able to direct that the Company's contribution to their accounts and/or their voluntary contributions be invested in a Payless Common Stock fund or in one of several other investment funds.

     The Company does not have a broad-based, defined benefit retirement plan. The Company does, however, have a supplementary retirement plan (the "Supplementary Plan") covering employees who have had compensation in a calendar year equal to at least twice the amount of "wages" then subject to the payment of old age, survivor and disability insurance Social Security taxes.

     Under the Supplementary Plan, covered employees become entitled to a single life annuity retirement benefit equal to (i) 2% of the average of the highest three out of the last five fiscal years of total annual salary and bonuses (reported as salary and annual and long-term bonus in the Summary Compensation Table) multiplied by their years of service, up to a maximum of 25 years, reduced by (ii) primary Social Security benefits, benefits provided under the Company's profit sharing plan and, benefits under retirement plans operated by May which may be payable to the employee and, if appropriate, by amounts to reflect early retirement. Benefits are payable upon retirement after reaching age 55 and completing at least 5 years of service. The minimum benefit under the Supplementary Plan is the amount of benefits provided by the Company which would have been payable under the Company's profit sharing plan and employer provided benefits under the May Profit Sharing Plan and May Retirement Plan, determined without regard to any statutory limits, less the amount of benefits actually payable under those plans.

     The Supplementary Plan provides that, in the event of a "Change in Control of the Company" (as defined in the Supplementary Plan), vesting would be accelerated in limited circumstances and benefits would not be forfeitable. The Company plans to establish a trust which will be funded upon a potential change in control to provide accrued benefits under the Supplementary Plan and which would, upon an actual change-in-control, become irrevocable.

     The following table shows the estimated aggregate annual benefits payable upon retirement (assuming a retirement in 1999 at age 65) for persons in specified compensation and years of service classifications covered by the Company's profit sharing plan and, if eligible, the Supplementary Plan. The individuals named in the Summary Compensation Table had, as of December 31, 1999, the following years of service, respectively: Mr. Douglass, 24 years; Mr. Jolosky, 23 years (at his retirement); Mr. Hicks, 11 years; Mr. Cantrell, 21 years; Mr. Norden, 15 years; and Mr. Porzig, 15 years.

                                                             YEARS OF SERVICE
                                                          ----------------------
AVERAGE ANNUAL EARNINGS                                      20       25 OR MORE
-----------------------                                      --       ----------
$500,000................................................  $200,000     $250,000
600,000.................................................   240,000      300,000
700,000.................................................   280,000      350,000
800,000.................................................   320,000      400,000
900,000.................................................   360,000      450,000
1,000,000...............................................   400,000      500,000
1,100,000...............................................   440,000      550,000
1,200,000...............................................   480,000      600,000
1,300,000...............................................   520,000      650,000
1,400,000...............................................   560,000      700,000
1,500,000...............................................   600,000      750,000

     Employment Contracts, Termination of Employment and Change of Control Arrangements. Other than Mr. Jolosky, each of the executive officers named in the Summary Compensation Table have individual contracts of employment with the Company which expire at various dates on or before May 31, 2003, and which provide for annual base salaries at rates not less than the amounts reported in the Summary Compensation Table, an annual bonus of 90 to 150 percent of their base salary, restricted stock grants and other benefits generally available to the Company's executive officers. In addition, each of the agreements prohibit each of the executives from entering into competing activities.

     Payless has also entered into Change of Control agreements with the executive officers named in the Summary Compensation Table. Mr. Jolosky's agreement terminated concurrent with his retirement. The agreements provide that the executive is entitled to benefits if he or she is terminated for other than cause, death, or disability or if the executive terminates for "Good Reason" (as defined in the agreement) (i) within three years of a "Change of Control" (as defined in the agreement) occurring; or (ii) within twelve months of a "Potential Change of Control" (as defined in the agreement). A termination by an executive within 30 days after the first anniversary of a Change of Control will be deemed a termination for Good Reason. Under the agreements, a Change of Control would include any of the following events: (i) any "person," as defined in the Exchange Act, acquires 20% or more of the Company's voting securities;
(ii) a majority of the Company's Directors are replaced and not approved by the "Incumbent Board" (as defined in the agreement); (iii) consummation of certain mergers or a sale of all or substantially all of the Company's assets; or (iv) shareowners approve a liquidation of the Company. Upon a covered termination of employment, the agreements provide a lump sum payment equal to the aggregate of
(i) three times the sum of (x) base salary at termination or, if greater, base salary immediately prior to the change of control plus (y) highest bonus in previous three years or the bonus paid in the most recently completed fiscal year following a Change of Control and (ii) a cash payment for cancellation of stock options or stock appreciation rights. Each agreement also provides the executive shall receive (i) three years of continued participation (or such longer period as is provided in such plan) in the Company's welfare benefit plans plus any benefit the executive would receive with an additional five years of age and service under the Company's post retirement programs; (ii) unreduced benefits under the Company's Supplementary Retirement Plan if the executive is between 50 and 55 and is terminated within five years of a Change of Control; and (iii) outplacement benefits. The agreements also provide a "tax gross-up" payment if such payment would result in the executive receiving at least 110 percent of the safe harbor amount and in the event that any payment does not meet the 110 percent threshold, the payments are reduced so that no excise tax is imposed.

     In addition, in the event of a Change in Control, (i) amounts deferred under the Company's deferred compensation plan will be immediately distributed to participants in a lump sum cash payment, (ii) all options and stock appreciation rights outstanding on that date will become immediately and fully exercisable, (iii) all restrictions on any restricted or phantom stock units will lapse and such shares and units will become fully vested and (iv) any performance units will be earned and become fully payable.

     Consulting Contract with Richard A. Jolosky. On September 30, 1999, the Company entered into a three year consulting contract with Richard A. Jolosky. Mr. Jolosky will provide up to 120 days of consulting services during the first year of the contract, up to 80 days of consulting services during the second year of the contract and up to 40 days of consulting services during the third year of the contract for which he will be paid $250,000, $166,700 and $83,300 in quarterly installments, respectively. Mr. Jolosky has also agreed not to enter into certain competing activities during the term of his consulting contract and for a period of two years from the earlier of September 30, 2002, or the actual termination of his consulting contract.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN
FIVE PERCENT OF COMMON STOCK

     The following table sets forth certain information known to the Company regarding beneficial ownership of Payless Common Stock as of April 19, 2000, (including shares of the Company's Common Stock held in Payless Profit Sharing Plan account for executive officers) by (a) each person known by Payless to own beneficially more than 5% of the Payless Common Stock, (b) each Director and nominee for election as a Director of Payless and each of the executive officers named in the Summary Compensation Table on page 10, and all current Directors, nominees and executive officers as a group. The shares allocated to the accounts of participants named below in the Payless Profit Sharing Plan constitute less than one percent of Payless

Common Stock (see note (4) below). On April 19, 2000, there were 22,261,422 shares of Common Stock outstanding.

                                                                SHARES BENEFICIALLY
                                                                    OWNED AS OF        PERCENT
                            NAME                                  APRIL 19, 2000       OF CLASS
                            ----                                -------------------    --------
HOLDER OF MORE THAN FIVE PERCENT OF COMMON STOCK

FMR Corp.(1)................................................         2,217,696            10.0%

Franklin Mutual Advisors, LLC(2)............................         2,479,009            11.1%

ESL(3)......................................................         4,358,300            19.6%

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS(4)
Daniel Boggan Jr.(5)........................................                 0                *
Howard R. Fricke(5)(6)......................................             7,070                *
Thomas A. Hays(5)(7)........................................            24,575                *
Mylle B. Mangum(5)..........................................               100                *
Michael E. Murphy...........................................             5,254                *
Robert L. Stark(5)..........................................             3,166                *
Steven J. Douglass(8).......................................           214,263              1.0
Ken C. Hicks................................................            17,868                *
Duane L. Cantrell(8)........................................            48,900                *
Jed L. Norden(8)(9).........................................            43,705                *
Ullrich E. Porzig(8)........................................            37,362                *
Richard A. Jolosky(10)......................................             7,185                *
All directors, nominees and Executive officers as a group
  (15 Persons)(8)...........................................           460,500              2.0

-------------------------
* Less than one percent.

(1) Information based on Amendment 4 to Schedule 13G filed on February 14, 2000. The address of FMR Corp. is 82 Devonshire Street, Boston, MA. 02109-3614.

(2) Information based on Amendment 1 to Schedule 13G filed on January 18, 2000. The address of Franklin Mutual Advisers, LLC is 51 John F. Kennedy Parkway, Short Hills, NJ 07078.

(3) Information based on Amendment 2 to Schedule 13G filed on February 14, 2000. Includes 3,438,248 shares owned by ESL Partners, L.P., One Lafayette Place, Greenwich, CT 06830 and 812,829 shares owned by ESL Limited, Hemisphere House, 9 Church Street, Hamilton, Bermuda.

(4) The Payless Profit Sharing Plan provides for an investment fund which is invested in shares of Payless Common Stock (the "Payless Profit Sharing Plan Common Stock Fund"). As of February 29, 2000, the trust under the Payless Profit Sharing Plan owned approximately 728,227 shares of Payless Common Stock (approximately 3.3% of the shares of Payless Common Stock outstanding) in the Payless Profit Sharing Plan Common Stock Fund. Shares shown as beneficially owned by the persons referred to in the table include any shares allocated to their accounts under the Payless Profit Sharing Plan.

(5) Does not include units credited to non-employee Director's accounts under the Deferred Compensation Plan for Non-Management Directors. As of April 19, 2000, the following Directors had the indicated units credited to their account under the plan: Mr. Boggan -- 2,557 units; Mr. Fricke -- 1,184 units; Mr. Hays -- 1,184 units; Ms. Mangum -- 2,466 units; and Mr.
    Stark -- 1,184 units. At the end of the deferral period, the units will be paid out in an equivalent number of shares of Payless common stock.

(6) Includes 4,000 shares owned by Mr. Fricke's spouse.

(7) Includes 21,505 shares held by a limited partnership of which Mr. Hays is a general and limited partner. Mr. Hays disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8) Shares shown as beneficially owned include shares subject to options which are presently exercisable or which will become exercisable on or before June 18, 2000, as follows: Steven J. Douglass -- 154,125 shares; Duane L. Cantrell -- 31,438 shares; Jed L. Norden -- 26,875 shares; Ullrich E.
    Porzig -- 19,375 shares; all Directors, nominees and executive officers as a group -- 263,063 shares.

(9) Includes 464 shares held by Mr. Norden's children, of which he disclaims beneficial ownership.

(10) Mr. Jolosky's ownership includes 6,411 shares held by a family trust.

                    PROPOSAL II: RATIFICATION OF INDEPENDENT
                         PUBLIC ACCOUNTANTS OF PAYLESS

PROPOSAL II ON THE ACCOMPANYING PROXY CARD.

     Upon recommendation of the Audit and Finance Committee, the Board appointed Arthur Andersen LLP, independent public accountants, as auditors of Payless and its subsidiaries for the fiscal year ending February 3, 2001, subject to ratification by the Shareowners at the Annual Meeting.

     A member of the firm of Arthur Andersen LLP will be present at the meeting to make such statements as that firm may desire and to answer any questions by Shareowners.

THE BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PAYLESS COMMON STOCK VOTE IN FAVOR OF PROPOSAL II.

                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE:

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and greater than ten percent beneficial owners ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Payless Common Stock. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure by the Reporting Persons to file by these dates. During the fiscal year that ended January 29, 2000, to the Company's knowledge, all Section 16(a) filing requirements applicable to Reporting Persons were timely met. In making these statements, the Company has relied solely on a review of the copies of such reports furnished to it and written representations by Directors and executive officers that no reports other than those reviewed by the Company were required with respect to such fiscal year.

OTHER BUSINESS:

     Under the laws of the State of Delaware, where Payless is incorporated, no business other than procedural matters may be raised at the annual meeting unless proper notice to the Shareowners has been given. We do not expect any business to come up for shareowner vote at the meeting other than the items described in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

PEOPLE WITH DISABILITIES:

     We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions" on page 16.

OUTSTANDING SHARES:

     On April 19, 2000, the record date, 22,261,422 shares of common stock were outstanding. Each share of common stock has one vote.

HOW WE SOLICIT PROXIES:

     In addition to this mailing, Payless employees may solicit proxies personally, electronically or by telephone. The Company pays the costs of soliciting this proxy. We are paying D. F. King Co., Inc. a fee of $9,000 plus expenses to help with the solicitation. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

SHAREOWNER PROPOSALS FOR NEXT YEAR:

     The deadline for shareowner proposals for next year's meeting is December 21, 2000. On written request, the Secretary will provide detailed instructions for submitting proposals.

QUESTIONS:

     If you have questions or need more information about the Annual Meeting of Shareowners, write to:

        Secretary
        Payless ShoeSource, Inc.
        3231 South East Sixth Avenue
        Topeka, KS 66607-6182

or call us at (785) 233-5171.

     For information about your record holdings you may call Payless Shareowner Services at 1-800-884-4225. For information about your holdings in the Payless Stock Ownership Plan you may call 1-888-744-7463. We also invite you to visit the Company's Internet site at HTTP://WWW.PAYLESS.COM. Internet site materials are for your general information and are not part of this proxy solicitation.

                                          By Order of the Board of Directors,

                                          William J. Rainey
                                          Secretary
April 19, 2000

[PSS LOGO]

                                   PROXY CARD

                            PAYLESS SHOESOURCE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 26, 2000.

Shareowners of Payless ShoeSource, Inc.:

By signing this card, each of Jed L. Norden and William J. Rainey, or both or either of them, with full power of substitution, are appointed as proxies for the undersigned to vote all common shares held by the undersigned in Payless ShoeSource, Inc. at the May 26, 2000, Annual Meeting of Shareowners and at any adjournment of the meeting, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees, Proposal I, and FOR Proposal II on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE PROXIES WILL VOTE IN ACCORDANCE WITH THE ABOVE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Has your address changed?               Do you have any comments?
___________________________________     ________________________________________
___________________________________     ________________________________________
___________________________________     ________________________________________


To the Shareowners of Payless ShoeSource, Inc.:

You are cordially invited to attend the Annual Meeting of Payless ShoeSource Shareowners which will be held at Washburn University, Bradbury Thompson Center, 17th Street and Jewell Avenue, Topeka, Kansas on Friday, May 26, 2000, at 10:00 a.m., Central Daylight Saving Time.

Provided with this proxy card is a return envelope, the Company's 1999 Annual Report to Shareowners and the Proxy Statement for the 2000 Annual Meeting. It is important that you vote either by returning the proxy card or by using the Internet. Management's recommendation on each issue and the reasons for the recommendations are described in the Proxy Statement.


                 PLEASE PROMPTLY SIGN, DATE AND RETURN THE PROXY
         CARD USING THE ENCLOSED ENVELOPE OR VOTE BY USING THE INTERNET.


               Please sign the proxy card exactly as your name(s)
                   appear(s)on the reverse side of this card.

-------------------back of card--------------------------------
[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE.

---------------------------------------------------------------
     PAYLESS SHOESOURCE, INC.                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
---------------------------------------------------------------     PROPOSALS I AND II.
                                                                    I.  ELECTION OF DIRECTORS.         For    Withhold    Exceptions
                                                                                                              Authority

Mark box at right if you plan to attend the Annual Meeting. [ ]     Election of Mylle B. Mangum and    [ ]       [ ]         [ ]
                                                                    Robert L. Stark, each for three
                                                                    year terms expiring in 2003.

Mark box at right if an address change or comment has been  [ ]     INSTRUCTIONS: To vote your shares for all nominees in
noted on the reverse side of this card.                             Proposal I, mark the FOR box. To withhold voting for all
                                                                    nominees in Proposal I, mark the WITHHOLD AUTHORITY box. If you do not wish your shares voted FOR a particular nominee in Proposal I, please mark the EXCEPTIONS box and
                                                                    enter the name(s) of the director(s) for whom you wish to
                                                                    withhold authority in the space provided below

                                                                    Exceptions:____________________________________________________

                                                                                                       For      Against     Abstain
                                                                    II.  RATIFICATION OF THE
                                                                    APPOINTMENT OF ARTHUR              [ ]       [  ]         [  ]
                                                                    ANDERSEN LLP AS INDEPENDENT
                                                                    AUDITORS.


                                            Date                    CONTROL NUMBER:
Please be sure to sign and date this Proxy.

Shareowner sign here                        Co-owner sign here
------------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                             DETACH CARD

To vote by mail, please detach the proxy card above and return it in the enclosed envelope. To vote by Internet, please visit HTTP://WWW.UMB.COM/PROXY. If you are planning to attend the Annual Meeting, please save this Admission Ticket and bring it to the meeting for admission.

The Payless ShoeSource Annual Meeting of Shareowners will be held at:

                  WASHBURN UNIVERSITY, BRADBURY THOMPSON CENTER
                          17TH STREET AND JEWELL AVENUE
                                 TOPEKA, KANSAS
                              FRIDAY, MAY 26, 2000
                    10:00 A.M., CENTRAL DAYLIGHT SAVING TIME

                           TO VOTE USING THE INTERNET:

1.   Read the accompanying Proxy Statement.

2. Visit our Internet voting site at HTTP://WWW.UMB.COM/PROXY and follow the instructions on the screen.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the above proxy card. Please note that all votes cast by using the Internet must be submitted prior to 5:00 p.m., Central Daylight Saving Time, May 25, 2000. Your Internet vote is quick, convenient and is submitted immediately.

  IF YOU VOTE USING THE INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL.


                            THANK YOU FOR YOUR VOTE.

                                ADMISSION TICKET

PSS LOGO

                            VOTING INSTRUCTION CARD

                            PAYLESS SHOESOURCE, INC.

THIS VOTING INSTRUCTION CARD IS PROVIDED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON MAY 26, 2000.

Shareowners of Payless ShoeSource, Inc.:

By signing this card, I instruct, as applicable, the bank, broker-dealer, or other designated record holder to vote all common shares beneficially owned by the undersigned in Payless ShoeSource, Inc. at the May 26, 2000, Annual Meeting of Shareowners and at any adjournment of the meeting, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees, Proposal I, and FOR Proposal II on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE APPLICABLE BANK, BROKER-DEALER OR OTHER DESIGNATED RECORD HOLDER WILL VOTE IN ACCORDANCE WITH THE ABOVE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Has your address changed?               Do you have any comments?

___________________________________     ________________________________________

___________________________________     ________________________________________

___________________________________     ________________________________________


To the Shareowners of Payless ShoeSource, Inc.:

You are cordially invited to attend the Annual Meeting of Payless ShoeSource Shareowners which will be held at Washburn University, Bradbury Thompson Center, 17th Street and Jewell Avenue, Topeka, Kansas on Friday, May 26, 2000, at 10:00 a.m., Central Daylight Saving Time.

Provided with this voting instruction card is a return envelope, the Company's 1999 Annual Report to Shareowners and the Proxy Statement for the 2000 Annual Meeting. It is important that you indicate your vote either by returning the voting instruction card. Management's recommendation on each issue and the reasons for the recommendations are described in the Proxy Statement.

             PLEASE PROMPTLY SIGN, DATE AND RETURN THE PROXY CARD
                         USING THE ENCLOSED ENVELOPE.



               Please sign the proxy card exactly as your name(s)
                   appear(s)on the reverse side of this card.

----------------------back of card-----------------------------
[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE.

---------------------------------------------------------------
     PAYLESS SHOESOURCE, INC.                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
---------------------------------------------------------------     PROPOSALS I AND II.
                                                                    I.  ELECTION OF DIRECTORS.          For    Withhold   Exceptions
                                                                                                               Authority

Mark box at right if you plan to attend the Annual Meeting. [ ]     Election of Mylle B. Mangum and     [ ]       [ ]         [ ]
                                                                    Robert L. Stark, each for three
                                                                    year terms expiring in 2003.

Mark box at right if an address change or comment has been  [ ]     INSTRUCTIONS: To vote your shares for all nominees in Proposal
noted on the reverse side of this card.                             I, mark the FOR box. To withhold voting for all nominees in
                                                                    Proposal I, mark the WITHHOLD AUTHORITY box. If you
                                                                    do not wish your shares voted FOR a particular nominee in
                                                                    Proposal I, please mark the EXCEPTIONS box and enter the
                                                                    name(s) of the director(s) for whom you wish to withhold
                                                                    authority in the space provided below
                                                                    Exceptions:_____________________________________________________

                                                                                                   For      Against      Abstain
                                                                    II.  RATIFICATION OF THE
                                                                    APPOINTMENT OF ARTHUR
                                                                    ANDERSEN LLP AS INDEPENDENT     [ ]       [ ]          [ ]
                                                                    AUDITORS.


                                           Date                     CONTROL NUMBER:
Please be sure to sign and date this Proxy.

Shareowner sign here                       Co-owner sign here
------------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                           DETACH CARD

To vote by mail, please detach the voting instruction card above and return it in the enclosed envelope. If you are planning to attend the Annual Meeting, please save this Admission Ticket and bring it to the meeting for admission.

The Payless ShoeSource Annual Meeting of Shareowners will be held at:

                  WASHBURN UNIVERSITY, BRADBURY THOMPSON CENTER
                          17TH STREET AND JEWELL AVENUE
                                 TOPEKA, KANSAS
                              FRIDAY, MAY 26, 2000
                    10:00 A.M., CENTRAL DAYLIGHT SAVING TIME

PSS LOGO
                             VOTING INSTRUCTION CARD

                            PAYLESS SHOESOURCE, INC.

Confidential voting instructions to American Express Trust Company or Banco Popular de Puerto Rico as Trustee Under The Payless Shoesource, Inc. 401(K) Profit Sharing Plan and the Payless Shoesource Profit Sharing Plan for Puerto Rico Associates, respectively (Each a "Profit Sharing Plan" and Collectively the "Profit Sharing Plans") and Chasemellon Shareholder Services, L.L.C. as Recordkeeper Under The Payless Shoesource, Inc. Stock Ownership Plan (The "Ownership Plan").

To the Members of the Profit Sharing Plans and the Ownership Plan:

By signing this card, I appoint the applicable Trustee or recordkeeper to vote all shares of common stock of Payless ShoeSource, Inc. represented by units or shares credited to my account in the Ownership Plan or the applicable Profit Sharing Plan(s) as of April 13, 2000, (the latest practicable date) at the May 26, 2000, Annual Meeting of the Shareowners of Payless ShoeSource, Inc. and at any adjournment of the Meeting, on all subjects that may properly come before the Annual Meeting subject to the directions on the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees, Proposal I, and FOR Proposal II on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS RETURNED SIGNED, THE UNDERSIGNED UNDERSTANDS THAT THE APPLICABLE TRUSTEE WILL VOTE IN ACCORDANCE WITH THE ABOVE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Has your address changed?               Do you have any comments?
___________________________________     ________________________________________
___________________________________     ________________________________________
___________________________________     ________________________________________


Provided with this confidential voting instruction card is a return envelope, the Company's 1999 Annual Report to Shareowners and the Proxy Statement for the 2000 Annual Meeting. It is important that you vote either by returning the voting instruction card or by using the Internet. Management's recommendation on each issue and the reasons for the recommendations are described in the Proxy Statement. As applicable, the Trustee or recordkeeper will follow your voting instructions. These instructions cannot be disclosed by the Trustee or recordkeeper.

The voting instruction card on the reverse side of this card will constitute your confidential voting instructions to ChaseMellon Shareholder Services, L.L.C. as recordkeeper under the Ownership Plan and the applicable Trustee under the Profit Sharing Plans.


              PLEASE PROMPTLY SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE OR VOTE BY USING THE INTERNET.


               Please sign the proxy card exactly as your name(s)
                   appear(s)on the reverse side of this card.

----------------------back of card-----------------------------
[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE.

---------------------------------------------------------------
     PAYLESS SHOESOURCE, INC.                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
---------------------------------------------------------------     PROPOSALS I AND II.
                                                                    I.  ELECTION OF DIRECTORS.          For    Withhold   Exceptions
                                                                                                               Authority

Mark box at right if you plan to attend the Annual Meeting. [ ]     Election of Mylle B. Mangum and     [ ]       [ ]         [ ]
                                                                    Robert L. Stark, each for three
                                                                    year terms expiring in 2003.

Mark box at right if an address change or comment has been  [ ]     INSTRUCTIONS: To vote your shares for all nominees in Proposal
noted on the reverse side of this card.                             I, mark the FOR box. To withhold voting for all nominees in
                                                                    Proposal I, mark the WITHHOLD AUTHORITY box. If you
                                                                    do not wish your shares voted FOR a particular nominee in
                                                                    Proposal I, please mark the EXCEPTIONS box and enter the
                                                                    name(s) of the director(s) for whom you wish to withhold
                                                                    authority in the space provided below
                                                                    Exceptions:_____________________________________________________

                                                                                                       For      Against      Abstain
                                                                    II.  RATIFICATION OF THE
                                                                    APPOINTMENT OF ARTHUR              [ ]       [  ]         [  ]
                                                                    ANDERSEN LLP AS INDEPENDENT
                                                                    AUDITORS.


                                           Date                     CONTROL NUMBER:
Please be sure to sign and date this Proxy.

Shareowner sign here                       Co-owner sign here
------------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                           DETACH CARD

To vote by mail, please detach the proxy card above and return it in the enclosed envelope. To vote by Internet, please visit HTTP://WWW.UMB.COM/PROXY. If you are planning to attend the Annual Meeting, please save this Admission Ticket and bring it to the meeting for admission.

The Payless ShoeSource Annual Meeting of Shareowners will be held at:

                  WASHBURN UNIVERSITY, BRADBURY THOMPSON CENTER
                          17TH STREET AND JEWELL AVENUE
                                 TOPEKA, KANSAS
                              FRIDAY, MAY 26, 2000
                    10:00 A.M., CENTRAL DAYLIGHT SAVING TIME

                           TO VOTE USING THE INTERNET:

1.   Read the accompanying Proxy Statement.

2. Visit our Internet voting site at HTTP://WWW.UMB.COM/PROXY and follow the instructions on the screen.

Your Internet vote authorizes the applicable Trustee or recordkeeper to vote your shares to the same extent as if you marked, signed, dated and returned the above proxy card. Please note that all votes cast by using the Internet must be submitted prior to 5:00 p.m., Central Daylight Saving Time, May 25, 2000. Your Internet vote is quick, convenient and is submitted immediately.

  IF YOU VOTE USING THE INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL.


                            THANK YOU FOR YOUR VOTE.

                                ADMISSION TICKET